EXHIBIT 21.1
COVANTA HOLDING CORPORATION
LIST OF SUBSIDIARIES
Unless stated otherwise the subsidiaries of Covanta Holding Corporation (the “Company”) set forth below are owned, directly or indirectly, by the Company or a subsidiary of the Company.

	Name (Jurisdiction of Organization)	Percentage of Ownership

1.	8309 Tujunga Avenue Corp. (California)	100%

2.	Ambiente 2000 S.r.l (Italy)	40% owned by Covanta Waste to Energy of Italy, Inc.; 60% owned by third party

3.	AMOR 14 Corporation (Delaware)	100%

4.	ARC Waste LLC (Delaware)	100%

5.	Bal-Sam India Holdings Ltd. (Mauritius)	100%

6.	Burney Mountain Power (California)	100%

7.	Cladox International S.A. (Uruguay)	100%

8.	Covanta Acquisition, Inc. (Delaware)	100%

9.	Covanta Alexandria/Arlington, Inc. (Virginia)	100%

10.	Covanta ARC Company f/k/a American Ref-Fuel Company (Delaware)	100%

11.	Covanta ARC Holdings, Inc. f/k/a American Ref-Fuel Holdings Corp. (Delaware)	100%

12.	Covanta ARC LLC f/k/a American Ref-Fuel Company LLC (Delaware)	100%

13.	Covanta Babylon, Inc. (New York)	100%

14.	Covanta Bangladesh Operating Ltd. (Bangladesh)	100% (per Bangladeshi law each Covanta director holds one share)

15.	Covanta Bessemer, Inc. (Delaware)	100%

16.	Covanta Bristol, Inc. (Connecticut)	100%

17.	Covanta Capital District II LLC f/k/a ARC Capital District II LLC (Delaware)	100%

18.	Covanta Capital District LLC f/k/a ARC Capital District LLC (Delaware)	100%

19.	Covanta Capital District, L.P. f/k/a American Ref-Fuel Company of the Capital District, L.P. (Delaware)	100%

20.	Covanta Cayman (Rojana) Ltd. (Cayman Islands)	100%

21.	Covanta Cayman (Sahacogen) Ltd. (Cayman Islands)	100%

22.	Covanta Chinese Investments Ltd. (Mauritius)	100%

	Name (Jurisdiction of Organization)	Percentage of Ownership

23.	Covanta Company of SEMASS, L.P. f/k/a American Ref-Fuel Company of SEMASS, L.P. (Delaware)	100%

24.	Covanta Connecticut (S.E.), Inc. f/k/a ARC of Connecticut (S.E.), Inc. (Delaware)	100%

25.	Covanta Cunningham Environmental Support, Inc. (New York)	100%

26.	Covanta Delaware Valley II, Inc. f/k/a ARC Delaware Valley II, Inc. (Delaware)	100%

27.	Covanta Delaware Valley LLC f/k/a ARC Delaware Valley LLC (Delaware)	100%

28.	Covanta Delaware Valley, L.P. f/k/a American Ref-Fuel Company of Delaware Valley, L.P. (Delaware)	100%

29.	Covanta Development LLC f/k/a American Ref-Fuel Company of Camden LLC (Delaware)	100%

30.	Covanta Energy Americas, Inc. (Delaware)	100%

31.	Covanta Energy Asia Pacific Ltd. (Hong Kong)	50%; 50% owned by Covanta Power International Holdings, Inc.

32.	Covanta Energy China (Alpha) Ltd. (Mauritius)	100%

33.	Covanta Energy China (Beta) Ltd. (Mauritius)	100%

34.	Covanta Energy China (Delta) Ltd. (Mauritius)	100%

35.	Covanta Energy China (Gamma) Ltd. (Mauritius)	100%

36.	Covanta Energy Construction, Inc. (Delaware)	100%

37.	Covanta Energy Corporation (Delaware)	100%

38.	Covanta Energy Europe Ltd. (United Kingdom)	100%

39.	Covanta Energy Group, Inc. (Delaware)	100%

40.	Covanta Energy India (Balaji) Ltd. (Mauritius)	100% owned by Covanta Power International Holdings, Inc.

41.	Covanta Energy India (CBM) Ltd. (Mauritius)	100%

42.	Covanta Energy India Investments Ltd. (Mauritius)	100% owned by Covanta Power International Holdings, Inc.

43.	Covanta Energy India Pvt. Ltd. (India)	100%

44.	Covanta Energy India (Samalpatti) Ltd. (Mauritius)	100% owned by Covanta Power International Holdings, Inc.

45.	Covanta Energy International, Inc. (Delaware)	100%

46.	Covanta Energy Philippines Holdings, Inc. (Philippines)	100% owned by Covanta Power International Holdings, Inc. (per Philippine law each Covanta director holds one share)

	Name (Jurisdiction of Organization)	Percentage of Ownership

47.	Covanta Energy Resource Corp. (Delaware)	100%

48.	Covanta Energy Services, Inc. (Delaware)	100%

49.	Covanta Energy (Thailand) Ltd. (Thailand)	100% owned by Covanta Power International Holdings, Inc. (per Thai law seven Covanta employees hold one share each)

50.	Covanta Energy West, Inc. (Delaware)	100%

51.	Covanta Engineering Services, Inc. (New Jersey)	100%

52.	Covanta Essex Company f/k/a American Ref-Fuel Company of Essex County (New Jersey)	100%

53.	Covanta Essex II, Inc. f/k/a ARC Essex II, Inc. (Delaware)	100%

54.	Covanta Essex LLC f/k/a ARC Essex LLC (Delaware)	100%

55.	Covanta Fairfax, Inc. (Virginia)	100%

56.	Covanta Five Ltd. (Mauritius)	100%

57.	Covanta Four Ltd. (Mauritius)	100%

58.	Covanta Geothermal Operations Holdings, Inc. (Delaware)	100%

59.	Covanta Geothermal Operations, Inc. (Delaware)	100%

60.	Covanta Haverhill Associates (Massachusetts)	100%

61.	Covanta Haverhill, Inc. (Massachusetts)	100%

62.	Covanta Haverhill Properties, Inc. (Massachusetts)	100%

63.	Covanta Heber Field Energy, Inc. (Delaware)	100%

64.	Covanta Hempstead Company f/k/a American Ref-Fuel Company of Hempstead (New York)	100%

65.	Covanta Hempstead II, Inc. f/k/a ARC Hempstead II, Inc. (Delaware)	100%

66.	Covanta Hempstead LLC f/k/a ARC Hempstead LLC (Delaware)	100%

67.	Covanta Hennepin Energy Resource Co., Limited Partnership (Delaware)	100%

68.	Covanta Hillsborough, Inc. (Florida)	100%

69.	Covanta Honolulu Resource Recovery Venture (Hawaii)	100%

70.	Covanta Huntington Limited Partnership (Delaware)	100% of General Partner interests; 100% of Limited Partner interests held by third parties

71.	Covanta Huntington Resource Recovery One Corp. (Delaware)	100%

72.	Covanta Huntington Resource Recovery Seven Corp. (Delaware)	100%

	Name (Jurisdiction of Organization)	Percentage of Ownership

73.	Covanta Huntsville, Inc. (Alabama)	100%

74.	Covanta Hydro Energy, Inc. (Delaware)	100%

75.	Covanta Hydro Operations, Inc. (Tennessee)	100%

76.	Covanta Hydro Operations West, Inc. (Delaware)	100%

77.	Covanta Imperial Power Services, Inc. (California)	100%

78.	Covanta India Operating Pvt. Ltd. (India)	90%

79.	Covanta Indianapolis, Inc. (Indiana)	100%

80.	Covanta Kent, Inc. (Michigan)	100%

81.	Covanta Lake Holding Corp. (Delaware)	100%

82.	Covanta Lake II, Inc. (Florida)	75%

83.	Covanta Lancaster, Inc. (Pennsylvania)	100%

84.	Covanta Lee, Inc. (Florida)	100%

85.	Covanta Long Island, Inc. (Delaware)	100%

86.	Covanta Madurai Operating Pvt. Ltd. (India)	100%

87.	Covanta Marion, Inc. (Oregon)	100%

88.	Covanta Marion Land Corp. (Oregon)	100% of common stock; 100% of preferred stock owned by individual stockholder

89.	Covanta Mid-Conn, Inc. (Connecticut)	100%

90.	Covanta Montgomery, Inc. (Maryland)	100%

91.	Covanta New Martinsville Hydroelectric Corporation (Delaware)	100%

92.	Covanta New Martinsville Hydro-Operations Corporation (West Virginia)	100%

93.	Covanta Niagara II, Inc. f/k/a ARC Niagara II, Inc. (Delaware)	100%

94.	Covanta Niagara LLC f/k/a ARC Niagara LLC (Delaware)	100%

95.	Covanta Niagara, L.P. f/k/a American Ref-Fuel Company of Niagara, L.P. (Delaware)	100%

96.	Covanta Oahu Waste Energy Recovery Inc. (California)	100%

97.	Covanta Omega Lease, Inc. (Delaware)	100%

98.	Covanta One Ltd. (Mauritius)	100%

99.	Covanta Onondaga Five Corp. (Delaware)	100%

100.	Covanta Onondaga Four Corp. (Delaware)	100%

101.	Covanta Onondaga Limited Partnership (Delaware)	100% General Partner interests; 100% Limited Partner interests held by third parties

	Name (Jurisdiction of Organization)	Percentage of Ownership

102.	Covanta Onondaga Operations, Inc. (Delaware)	100%

103.	Covanta Onondaga Three Corp. (Delaware)	100%

104.	Covanta Onondaga Two Corp. (Delaware)	100%

105.	Covanta Onondaga, Inc. (New York)	100%

106.	Covanta Operations of SEMASS II, Inc. f/k/a ARC Operations of SEMASS II, Inc. (Delaware)	100%

107.	Covanta Operations of SEMASS, LLC f/k/a ARC Operations of SEMASS LLC (Delaware)	100%

108.	Covanta Operations of Union, LLC (New Jersey)	100%

109.	Covanta OPW Associates, Inc. (Connecticut)	100%

110.	Covanta OPWH, Inc. (Delaware)	100%

111.	Covanta Otay 3 Company f/k/a Pacific Wood Services Company (California)	100%

112.	Covanta Pasco, Inc. (Florida)	100%

113.	Covanta Philippines Operating, Inc. (Cayman Islands)	100% owned by Covanta Power International Holdings, Inc.

114.	Covanta Plant Services of New Jersey, Inc. (New Jersey)	100%

115.	Covanta Power Development, Inc. (Delaware)	100% owned by Covanta Power International Holdings, Inc.

116.	Covanta Power Development of Bolivia, Inc. (Delaware)	100% owned by Covanta Power International Holdings, Inc.

117.	Covanta Power Equity Corporation (Delaware)	100%

118.	Covanta Power International Holdings, Inc. (Delaware)	100% of common stock; 100% of preferred stock owned by individual stockholder

119.	Covanta Power Pacific, Inc. f/k/a Pacific Energy (California)	100%

120.	Covanta Power Plant Operations (California)	100%

121.	Covanta Projects, Inc. (Delaware)	100%

122.	Covanta Projects of Hawaii, Inc. (Hawaii)	100%

123.	Covanta Projects of Wallingford, L.P. (Delaware)	100%

124.	Covanta Ref-Fuel Corp. f/k/a Ref-Fuel Corp. (Delaware)	100%

125.	Covanta Ref-Fuel Holdings LLC f/k/a Ref-Fuel Holdings LLC (Delaware)	100%

126.	Covanta Ref-Fuel II Corp. f/k/a ARC II Corp. (Delaware)	100%

127.	Covanta Ref-Fuel LLC f/k/a Ref-Fuel LLC (Delaware)	100%

128.	Covanta Ref-Fuel Management II, Inc. f/k/a ARC Ref-Fuel Management II, Inc. (Delaware)	100%

	Name (Jurisdiction of Organization)	Percentage of Ownership

129.	Covanta Ref-Fuel Management LLC f/k/a ARC Ref-Fuel Management LLC (Delaware)	100%

130.	Covanta RRS Holdings Inc. (Delaware)	100%

131.	Covanta Samalpatti Operating Pvt. Ltd. (India)	100%

132.	Covanta SBR Associates (Massachusetts)	100%

133.	Covanta SECONN LLC f/k/a ARC SECONN LLC (Delaware)	100%

134.	Covanta Secure Services, Inc. (Delaware)	100%

135.	Covanta SEMASS II, Inc. f/k/a ARC SEMASS II, Inc. (Delaware)	100%

136.	Covanta SEMASS LLC f/k/a ARC SEMASS LLC (Delaware)	100%

137.	Covanta of SEMASS, L.P. f/k/a American Ref-Fuel Operations of SEMASS, L.P. (Delaware)	100%

138.	Covanta SIGC Energy II, Inc. (California)	100%

139.	Covanta SIGC Energy, Inc. (Delaware)	100%

140.	Covanta SIGC Geothermal Operations, Inc. (California)	100%

141.	Covanta Southeastern Connecticut Company f/k/a American Ref-Fuel Company of Southeastern Connecticut (Connecticut)	100%

142.	Covanta Southeastern Connecticut, L.P. f/k/a ARC of Southeastern Connecticut, L.P. (Delaware)	100%

143.	Covanta Stanislaus, Inc. (California)	100%

144.	Covanta Systems LLC (Delaware)	100%

145.	Covanta Tampa Bay, Inc. (Florida)	100%

146.	Covanta Tampa Construction, Inc. (Delaware)	100%

147.	Covanta Three Ltd. (Mauritius)	100%

148.	Covanta Two Ltd. (Mauritius)	100%

149.	Covanta Union, Inc. (New Jersey)	100%

150.	Covanta Wallingford Associates, Inc. (Connecticut)	100%

151.	Covanta Warren Energy Resource Co., Limited Partnership (Delaware)	100%

152.	Covanta Warren Holdings I, Inc. f/k/a Covanta Equity of Arlington/Alexandria, Inc. (Virginia)	100%

153.	Covanta Warren Holdings II, Inc. f/k/a Covanta Equity of Stanislaus, Inc. (California)	100%

154.	Covanta Waste to Energy Asia Investments (Mauritius)	100%

155.	Covanta Waste to Energy LLC (Delaware)	100%

	Name (Jurisdiction of Organization)	Percentage of Ownership

156.	Covanta Waste to Energy of Italy, Inc. (Delaware)	100% owned by Covanta Power International Holdings, Inc.

157.	Covanta Water Holdings, Inc. (Delaware)	100%

158.	Covanta Water Systems, Inc. (Delaware)	100%

159.	Covanta Water Treatment Services, Inc. (Delaware)	100%

160.	Danielson Indemnity Company (Missouri)	100%

161.	Danielson Insurance Company (California)	100%

162.	Danielson National Insurance Company (California)	100%

163.	Danielson Reinsurance Corporation (Missouri)	100%

164.	DSS Environmental, Inc. (New York)	90%; 10% owned by individual stockholders

165.	Edison Bataan Cogeneration Corporation (Philippines)	100% owned by Covanta Power International Holdings, Inc. (per Philippine law each Covanta director holds one share)

166.	Enereurope Holdings III B.V. (Netherlands)	100% owned by Covanta Power International Holdings, Inc.

167.	ERC Energy II, Inc. (Delaware)	100%

168.	ERC Energy, Inc. (Delaware)	100%

169.	Generating Resource Recovery Partners L.P. (California)	100%

170.	Goa Holdings Ltd. (Mauritius)	100%

171.	Great River Insurance Company, Inc. (California)	100%

172.	Haverhill Power LLC (Delaware)	100%

173.	Heber Field Energy II, Inc. (Delaware)	100%

174.	Heber Loan Partners (California)	100%

175.	Hidro Operaciones Don Pedro S.A. (Costa Rica)	100% owned by Covanta Power International Holdings, Inc.

176.	Island Power Corporation (Philippines)	20% owned by Covanta Power International Holdings, Inc.; 80% owned by various stockholders

177.	Kramer Capital Consultants, Inc. (New York)	100%

178.	Linan Ogden-Jinjiang Cogeneration Co., Ltd. (People’s Republic of China)	63.85%; 36.15% owned by local private Chinese interests

179.	LMI, Inc. (Massachusetts)	100%

180.	Madurai Power Corporation Pvt. Ltd. (India)	76.643%; 23.357% owned by third party

181.	Magellan Cogeneration, Inc. (Philippines)	100% (per Philippine law each Covanta director holds 1 share)

182.	Mammoth Geothermal Company (California)	100%

	Name (Jurisdiction of Organization)	Percentage of Ownership

183.	Mammoth Power Company (California)	100%

184.	Mecaril S.A. (Uruguay)	100%

185.	Michigan Waste Energy, Inc. (Delaware)	100%

186.	MSW Energy Finance Co. II, Inc. (Delaware)	100%

187.	MSW Energy Finance Co., Inc. (Delaware)	100%

188.	MSW Energy Holdings II LLC (Delaware)	100%

189.	MSW Energy Holdings LLC (Delaware)	100%

190.	MSW Energy Hudson LLC (Delaware)	100%

191.	MSW I Sub, Inc. (Delaware)	100%

192.	Mt. Lassen Power (California)	100%

193.	NAICC Insurance Services, Inc. (California)	100%

194.	National American Insurance Company of California (California)	100%

195.	New Covanta Lake Holding LLC (Delaware)	100%

196.	Ogden Energy (Gulf) Ltd. (Mauritius)	100% owned by Covanta Power International Holdings, Inc.

197.	Ogden Energy India (Bakreshwar) Ltd. (Mauritius)	100% owned by Covanta Power International Holdings, Inc.

198.	Ogden Energy of Bongaigaon Pvt. Ltd. (India)	100%

199.	Ogden Power Development — Cayman, Inc. (Cayman Islands)	100%

200.	Ogden Taiwan Investments Ltd. (Mauritius)	100%

201.	Olmec Insurance, Ltd. (Bermuda)	100%

202.	OPDB, Ltd. (Cayman Islands)	100%

203.	OPI Carmona Ltd. (Cayman Islands)	100%

204.	OPI Carmona One Ltd. (Cayman Islands)	100%

205.	OPI Quezon, Inc. (Delaware)	100% owned by Covanta Power International Holdings, Inc.

206.	Pacific Energy Operating Group LP (California)	100%

207.	Pacific Energy Resources Inc. (California)	100%

208.	Pacific Geothermal Company (California)	100%

209.	Pacific Hydropower Company (California)	100%

210.	Pacific Oroville Power, Inc. (California)	100%

211.	Pacific Recovery Corporation (California)	100%

212.	Pacific Wood Fuels Company (California)	100%

213.	Penstock Power Company (California)	100%

214.	Power Operations and Maintenance Ltd. (Bermuda)	100%

	Name (Jurisdiction of Organization)	Percentage of Ownership

215.	Prima S.r.l (Italy)	13% owned by Covanta Waste to Energy of Italy, Inc.; 87% owned by third party

216.	Quezon Power, Inc. (Cayman Islands)	27.5% owned by Ogden Power Development - Cayman, Inc.; 72.5% owned by third party

217.	SEMASS Partnership (Massachusetts)	90%; 10% owned by third party

218.	Taixing Ogden-Yanjiang Cogeneration Co., Ltd. (People’s Republic of China)	96.3%; 3.7% owned by local Chinese government controlled entity

219.	Three Mountain Operations, Inc. (Delaware)	100%

220.	Three Mountain Power, LLC (Delaware)	100%

221.	TransRiver II, Inc. f/k/a ARC TransRiver II, Inc. (Delaware)	100%

222.	TransRiver LLC f/k/a ARC TransRiver LLC (Delaware)	100%

223.	TransRiver Marketing Company, L.P. (Delaware)	100%

224.	TransRiver Transfer Systems LLC f/k/a ARC Transfer Systems LLC (Delaware)	100%

225.	UAH Groveville Hydro Associates (New York)	100%

226.	UAH Management Corp. (New York)	100%

227.	Valor Insurance Company, Inc. (Montana)	100%

228.	Viscount Insurance Services, Inc. (California)	100%

229.	Zibo Ogden-Bohui Cogeneration Co., Ltd. (People’s Republic of China)	60%; 40% owned by local private Chinese interests